                                                                    EXHIBIT 99.1

                             JOINT FILER INFORMATION

Name:                      Draper Fisher Management Company IV, LLC

Address:                   2882 Sand Hill Road, Suite 150
                           Menlo Park, CA 94025

Relationship to Issuer:    10% owner of issuer in the capacity as being general
                           partner of Draper Fisher Associates Fund IV, L.P.

Designated Filer:          Draper Fisher Associates Fund IV, L.P.

Issuer and Ticker Symbol:  Digital Impact, Inc.  (NASDAQ:DIGI)

Date of Event Requiring
Statement:                 January 28, 2005

January 31, 2005                    Draper Fisher Management Company IV, LLC
----------------
Date

                                    By: /s/ Timothy C. Draper
                                        ----------------------
                                        Timothy C. Draper
                                        Managing Director

The reporting person disclaims  beneficial  ownership of the reported securities except to the extent of its pecuniary interest therein.